UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 15, 2004
Date of Report (Date of Earliest Event Reported)

CALLAWAY GOLF COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10962	95-3797580
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2180 Rutherford Road
Carlsbad, CA 92008-7328
(Address of Principal Executive Offices)

(760) 931-1771
(Registrant’s Telephone Number, Including Area Code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
ITEM 7. EXHIBITS
SIGNATURE
EXHIBIT 10.46

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     The Company reported in its Annual Report on Form 10-K for the year ended December 31, 2003, that during the first quarter of 2004, as a result of the recent Top-Flite acquisition and normal seasonality of the Company’s business, the Company obtained a commitment (subject to customary loan documentation and closing conditions) for an additional $25.0 million unsecured line of credit with Bank of America, N.A. The Company is filing this Current Report on Form 8-K to report that the loan documentation has been completed and the closing conditions satisfied and that the line of credit is effective as of March 15, 2004 and (subject to the terms and conditions of the line of credit) is scheduled to be available through June 15, 2004. As of the filing of this Current Report, there were no amounts borrowed under the line of credit.

     The purpose of the line of credit is to ensure an additional source of liquidity during the first part of the new golf season during which the Company typically uses more cash than it generates. The Company expects that any and all amounts borrowed under this new line of credit, as well as under the Company’s other $100 million revolving line of credit, will be paid off in full by the end of the second quarter and that the Company will thereafter continue to generate cash for the balance of the year.

Forward Looking Statements

     Statements made in this report concerning the future status of the Company’s credit facilities and the Company’s cash for the balance of the year are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations as to the future performance of the Company’s business. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties. For details concerning these and other risks and uncertainties, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Callaway Golf Company” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated herein by this reference. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 7. EXHIBITS.

     (c) Exhibits:

     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
10.46	Promissory Note, dated as of March 15, 2004, made by Callaway Golf Company in favor of Bank of America, N.A., in the original principal amount of $25,000,000.

[Signature page follows]

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2004	CALLAWAY GOLF COMPANY

	By:	/s/ Bradley J. Holiday
Bradley J. Holiday
Senior Executive Vice President
and Chief Financial Officer